EXHIBIT 10.1

               THE CONTRACT FOR SINO-FOREIGN EQUITY JOINT VENTURE

                          Chapter 1 General Provisions

         In accordance with the Law of the People s Republic of China on Joint Ventures Using Chinese and Foreign Investment (the "Joint Venture Law") and other relevant Chinese laws and regulations, Asia Magnesium Co., Ltd., Shanxi Senrun Coal Chemistry Co., Ltd., and Taiyuan Yiwei Magnesium Co., Ltd., in accordance with the principle of equality and mutual benefit and through friendly consultations, agree to jointly invest to set up a joint venture enterprise, Shangxi Gu Country Jinwei Magnesium Corp., Ltd. in Gu Country, Shanxi province of the People s Republic of China.

                     Chapter 2 Parties of the Joint Venture

Article 1

Parties to this contract are as follows: Asia Magnesium Co., Ltd., (hereinafter referred to as Party A), registered in Hongkong.

Legal representative: Dong Jiang

Position: Chairman

Nationality: Hongkong, P.R.C.

Shanxi Senrun Coal Chemistry Co., Ltd. (hereinafter referred to as Party B), registered with Shanxi Gu Country. Its legal address at Gu Country, Shanxi Province

Legal representative: Yu, Yuesheng
Position: ChairmanNationality: P.R.C.

Taiyuan Yiwei Magnesium Co., Ltd. (hereinafter referred to as Party C), registered with Shanxi Ysaiyuan City. Its legal address at Fujiayao Village, Nitun Town, Yangqu Country, Taiyuan City, Shanxi Province

Legal representative: Huang, Yuwei
Position: Chairman
Nationality: P.R.C.

              Chapter 3 Establishment of the Joint Venture Company

Article 2

In accordance with the Joint Venture Law and other relevant Chinese laws and regulations, all the parties of the joint venture agree to set up joint venture, Shangxi Gu Country Jinwei Magnesium Corp., Ltd., (hereinafter referred to as the joint venture company).

Article 3

The name of the joint venture company is Shangxi Gu Country Jinwei Magnesium Corp., Ltd.. The legal address of the joint venture company is at Yueyang Town, Gu Country, Shanxi Province.

Article 4

All activities of the joint venture company shall be governed by the laws, decrees and pertinent rules and regulations of the People s Republic of China.

Article 5

The Organization form of the joint venture company is a limited liability company. Each party to the joint venture company is liable to the joint venture company within the limit of the capital subscribed by it. The profits, risks and losses of the joint venture company shall be shared by the parties in proportion to their contributions to the registered capital.

        Chapter 4 The Purpose, Scope and Scale of Production and Business

Article 6

The goals of the parties to the joint venture are to fully use the rich dolomite resource advantages of Gu County of Shanxi's, and exert Party B's existing 600,000 tons of Coke COG resources, use foreign capital to upgrade technology and the productivity of enterprises, optimize the allocation of resources, extended enterprise production chain, and economic development, adopt advanced and appropriate technology and scientific management methods, so as to raise economic results and ensure satisfactory economic benefits for each investor.

Article 7

The productive and business scope of the joint venture company is to produce and sell magnesium and magnesium alloy products; The production scale of the joint venture company is 20000 tons of magnesium products annually

         Chapter 5 Total Amount of Investment and the Registered Capital

Article 8

The total amount of investment of the joint venture company is RMB 75,000,000 yuan, the registered capital is RMB 37,500,000 yuan.

Article 9

Investment contributed by the parties is Renminbi 37,500,000 yuan, which will be the registered capital of the joint venture company. Of which: Party A shall pay RMB 19,500,000 Yuan, accounting for 52 %; Party B shall pay RMB 7,500,000 Yuan, accounting for 20%; Party C shall pay RMB 10,500,000 Yuan, accounting for 28%.

Article 10

Party A, Party B and Party C will contribute RMB 25,000,000 within 3 months after the joint venture obtain the business license. The rest fund should be contributed within a year after the joint venture obtain the business license.

Chapter 6 Responsibilities of Each Party to the Joint Venture

Article 12

Party A , Party B and Party C shall be respectively responsible for the following matters:

Responsibilities of Party A: Assisting the joint venture to Joint venture firm to obtain import and export formalities, introduce foreign technology, develop overseas market, and distribute the joint venture's products.

Responsibilities of Party B and Party C Handling of applications for approval, registration, business license and other matters concerning the establishment of the joint venture company from relevant departments in charge of China;Assisting the joint venture company in purchasing or leasing equipment, materials, raw materials, articles for office use, means of transportation and communication facilities etc.; Assisting the joint venture company in contacting and settling the fundamental facilities such as water, electricity, transportation etc.;

                          Chapter 7 Selling of Products

Article 13

The products of joint venture company will be sold both by Party A and Party C.

                                Chapter 8 Profits

Article 14

After the payment oof income tax according to "Sino-Foreign Joint Venture Enterprise Income Tax Law" and after deductions for reserve funds, staff incentives and welfare fund, and enterprise development fund, the profit shall be distributed to each Party in accordance with the investment proportion at the end of each year.

Article 15

The proportion of the above three funds and the annual profit allocation should be determined by the board of directors

                        Chapter 9 The Board of Directors

Article 16

The board of directors is composed of 5 directors, of which 3 shall be appointed by Party A, 1 by Party B, and 1 by Party C. The chairman of the board shall be appointed by Party A, and its vice-chairman by Party C. The term of office for the directors, chairman and vice-chairman is four years, their term of office may be renewed if continuously appointed by the relevant party.

Article 17

The highest authority of the joint venture company shall be its board of directors. It shall decide all major issues concerning the joint venture company. Unanimous approval shall be required for any decisions concerning major issues. As for other matters, approval by majority or a two-third majority shall be required.

Article 18

The chairman of the board is the legal representative of the joint venture company. Should the chairman be unable to exercise his responsibilities for any reason, he shall authorize the vice- chairman or any other directors to represent the joint venture company temporarily.

Article 19

The board of directors shall convene at least one meeting every year. The meeting shall be called and presided over by the chairman of the board. The chairman may convene an interim meeting based on a proposal made by more than one third of the total number of directors. Minutes of the meetings shall be placed on file. The meeting shall be called at the joint venture's legal address generally.

                      Chapter 10 Business Management Office

Article 20

The joint venture company shall establish a management office which shall be responsible for its daily management. The management office shall have a general manager and a deputy general manager, appointed by the board of directors. The term of office of the general manager and deputy general manager is three years.

Article 21

The responsibility of the general manager is to carry out the decisions of the board and organize and conduct the daily management of the joint venture company. The deputy general managers shall assist the general manager in his work. The general manager should negotiate with the deputy general manager when dealing with material matters.

Article 22

In case of graft or serious dereliction of duty on the part of the general manager and deputy general manager, the board of directors shall have the power to dismiss them at any time.

Article 23

Several administrative management departments may be established by the general manager, which should be approved and filed by the board of directors and

                        Chapter 11 Purchase of Equipment

Article 24

in its purchase of required equipments, raw materials, fuel, parts, means of transportation and articles for office use, etc., the joint venture company shall give first priority to purchase in China where conditions are the same. The list of the equipments means of transportation and articles for office use needed to be purchased in foreign country should be prepared by Party A and Party C together with the price list. The purchase decision should be made by the board of directors meeting.

Article 25

In case the joint venture company entrusts Party A to purchase equipment on the overseas market, the equipments should be selected and purchased by all three parties.

Article 26

the equipments, raw materials, means of transportation and accessories purchased in foreign markets should be submitted to China Commodity Inspection Institution in accordance with the "People's Republic of China Import and Export Commodity Inspection Law"

                     Chapter 12 Preparation and Construction

Article 27

After approval by the general manager, the remuneration and the expenses of the staff of the preparation and construction office shall be covered in the project budget.

Article 28

After having completed the project and finished the turning over procedures, the preparation and construction office shall be dissolved upon the approval of the board of directors.

                           Chapter 13 Labor Management

Article 29

Labor contract covering the recruitment, employment, dismissal and resignation, wages, labor insurance, welfare, rewards, penalties and other matters concerning the staff and workers of the joint venture company shall be drawn up between the joint venture company and the trade union of the joint venture company as a whole, or the individual employees in the joint venture company as a whole or individual employees in accordance with the Regulations of the People s Republic of China on Labor Management in Joint Ventures Using Chinese and Foreign Investment and its Implementing Rules. The labor contracts shall, after being signed, be filed with the local labor management department.

Article 30

The appointment of high-ranking administrative personnel recommended by all parties, their salaries, social insurance, welfare and the standard of travelling expenses etc. shall be decided by the meeting of the board of directors.

                       Chapter 14 Taxes, Finance and Audit

Article 31

The joint venture company shall pay taxes in accordance with the provisions of Chinese laws and other relative regulations.

Article 32

Staff members and workers of the joint venture company shall pay individual income tax according to the Individual Income Tax Law of the People s Republic of China.

Article 33

The joint venture should establish accounting department, equip with accountants and constitute accounting principles in accordance with "People s Republic of China Joint Ventures Using Chinese and Foreign Investment Accounting Principles".

The Accounting Principles should be filed with the Gu County Finance Bureau and the Gu County tax authorities

                    Chapter 15 Duration of the Joint Venture

Article 35

The duration of the joint venture company is 15 years. The establishment date of the joint venture company shall be the date on which the business license of the joint venture company is issued. An application for the extension of the duration, proposed by one party and unanimously approved by the board of directors, shall be submitted to the Commerce Bureau of Linfen City six months prior to the expiry date of the joint venture.

     Chapter 16 The Disposal of Assets after the Expiration of the Duration

Article 36

Upon the expiration of the duration, or termination before the date of expiration of the joint venture, liquidation shall be carried out according to the relevant laws. The liquidated assets shall be distributed in accordance with the proportion of investment contributed by Party A, Party B and Party C.

                              Chapter 17 Insurance

Article 37

Insurance policies of the joint venture company on various kinds of risks shall be underwritten with the People s Republic of China. Types, value and duration of insurance shall be decided by the board of directors in accordance with the provisions of the People s Insurance Company of China.

     Chapter 18 The Amendment, Alteration and Termination of the Con- tract

Article 38

The amendment of the contract or other appendices shall come into force only after a written agreement has been signed by all parties and approved by the Commerce Bureau of Linfen City.

Article 39

In case of inability to fulfil the contract or to continue operation due to heavy losses in successive years as a result of force majeure, the duration of the joint venture and the contract shall be terminated before the time of expiration after being unanimously agreed upon by the board of directors and approved by the Commerce Bureau of Linfen City.

                   Chapter 19 Liability for Breach of Contract

Article 40

Should the joint venture company be unable to continue its operation or achieve its business purpose due to the fact that one of the contracting parties fails to fulfill the obligations prescribed by the contract and articles of association, or seriously violates the provisions of the contract and articles of association, that party shall be deemed to have unilaterally terminated the contract. The other party or parties shall have the right to terminate the contract in accordance with the provisions of the contract after approval by the original examination and approval authority, and to claim damages. In case all Parties of the joint venture company agree to continue the operation, the party who fails to fulfill its obligations shall be liable for the economic losses caused thereby to the joint venture company.

Article 41

Should either Party A or Party B fail to pay on schedule the contributions in accordance with the provisions defined in Chapter 5 of this contract, the party in breach shall pay to the other party 3% of the contribution starting from the first month after exceeding the time limit. Should the party in breach fail to pay after 6 months, 18% of the contribution shall be paid to the other parties, who shall have the right to terminate the contract and to claim damages from the party in breach in accordance with the provisions of Article 39 of the contract.

Article 42

Should all or part of the contract and its appendices be unable to be fulfilled owing to the fault of one party, the party in breach shall bear the liability therefore. Should it be the fault of all parties, they shall bear their respective liabilities according to the actual situation.

                            Chapter 20 Force Majeure

Article 43

Should either of the parties to the contract be prevented from executing the contract by force majeure, such as earthquake, typhoon, flood, fire, war or other unforeseen events, and their occurrence and consequences are unpreventable and unavoidable, the prevented party shall notify the other party by telegram without any delay, and within 15 days thereafter provide detailed information of the events and a valid document for evidence issued by the relevant public notary organization explaining the reason of its inability to execute or delay the execution of all or part of the contract. Both parties shall, through consultations, decide whether to terminate the contract or to exempt part of the obligations for implementation of the contract or whether to delay the execution of the contract according to the effects of the events on the performance of the contract.

                            Chapter 21 Applicable Law

Article 44

The formation, validity, interpretation, execution and settlement of disputes in respect of, this contract shall be governed by the relevant laws of the People s Republic of China.

                        Chapter 22 Settlement of Disputes

Article 45

Any disputes arising from the execution of, or in connection with, the contract shall be settled through friendly consultations between all parties. In case no settlement can be reached through consultations, the disputes shall be submitted to the Foreign Economic and Trade Arbitration Commission of the China Council Shanxi Branch for the Promotion of International Trade for arbitration in accordance with its rules of procedure. The arbitral award is final and binding upon all parties. The arbitration costs should be paid by the losing party.

Article 46

During the arbitration, the contract shall be observed and enforced by both parties except for the matters in dispute.

           Chapter 23 Effectiveness of the Contract and Miscellaneous

Article 47

The appendices drawn up in accordance with the principles of this contract are integral parts of this contract.

Article 48

The contract and its appendices shall come into force commencing from the date of approval of the Commerce Bureau of Linfen City.

Article 49

Should notices in connection with any party s rights and obligations be sent by each Party by telegram or telex, etc., the written letter notices shall be also required afterwards. The legal addresses of each Party listed in this contract shall be the posting addresses.

Article 50

The contract is signed in Taiyuan City, China by the authorized representatives of both parties on Dec. 12, 2006.

For Party A

/s/ Dong Jiang
--------------
(Signature)

For Party B

/s/ Yu Yuesheng
---------------
(Signature)

For Party C

/s/ Huang Yuwei
---------------
(Signature)